                                                                 EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements of Knickerbocker Properties, Inc. II, dated July 20, 1998 and The Phoenix Group, dated August 12, 1998, incorporated by reference into Amendment No. 3 to this registration statement of Cabot Industrial Trust and Cabot Industrial Properties, L.P. on Form S-3 and to all references to our firm included in Amendment No. 3 to this registration statement.


                                    Arthur Andersen LLP


New York, New York
April 16, 1999